Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ANTHROPIC, PBC
A DELAWARE PUBLIC BENEFIT CORPORATION
The undersigned, Dario Amodei, hereby certifies that:
1.The undersigned is the duly elected and acting Chief Executive Officer of Anthropic, PBC, a Delaware public benefit corporation.
2.The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on January 26, 2021.
3.The Amended and Restated Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:
ARTICLE I
The name of this corporation is Anthropic, PBC (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the state of Delaware is 251 Little Falls Drive, in the city of Wilmington, county of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The specific public benefit that the Corporation will promote is to responsibly develop and maintain advanced AI for the long term benefit of humanity. In addition, the Corporation may engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law as the same exists or may hereafter be amended (the “DGCL”).
ARTICLE IV
(A)    Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, “Common Stock”, “Class T Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 2,843,941,652 shares, each with a par value of $0.00001 per share. 1,803,500,000 shares shall be Common Stock, 1,000 shares shall be Class T Common Stock, and 1,040,440,652 shares shall be Preferred Stock.

(B)    Powers, Preferences, Special Rights and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (as amended from time to time, the “Restated Certificate”) shall be divided into series as provided herein. 48,574,420 shares of Preferred Stock shall be designated “Series A Preferred Stock”, 87,430,352 shares of Preferred Stock shall be designated “Series B Preferred Stock”, 26,397,182 shares of Preferred Stock shall be designated as “Series C-l Preferred Stock”, 13,361,719 shares of Preferred Stock shall be designated as “Series C-2 Preferred Stock”, 35,012,753 shares of Preferred Stock shall be designated as “Series D-l Preferred Stock”, 4,443,769 shares of Preferred Stock shall be designated as “Series D-2 Preferred Stock”, 4,999,250 shares of Preferred Stock shall be designated as “Series D-3 Preferred Stock”, 63,610,106 shares of Preferred Stock shall be designated as “Series E-l Preferred Stock”, 95,281,934 shares of Preferred Stock shall be designated as “Series E-2 Preferred Stock”, 12,664,555 shares of Preferred Stock shall be designated as “Series E-3 Preferred Stock”, 15,342,945 shares of Preferred Stock shall be designated as “Series E-4 Preferred Stock”, 24,243,584 shares of Preferred Stock shall be designated as “Series E-5 Preferred Stock”, 92,219,720 shares of Preferred Stock shall be designated as “Series F-l Preferred Stock”, 20,739,866 shares of Preferred Stock shall be designated as “Series F-2 Preferred Stock”, 90,510,425 shares of Preferred Stock shall be designated as “Series G-l Preferred Stock”, 83,928,770 shares of Preferred Stock shall be designated as “Series G-2 Preferred Stock”, 20,562,886 shares of Preferred Stock shall be designated as “Series G-3 Preferred Stock”, 3,321,638 shares of Preferred Stock shall be designated as “Series G-4 Preferred Stock”, 78,942,222 shares of Preferred Stock shall be designated as “Series H-l Preferred Stock”, 34,808,062 shares of Preferred Stock shall be designated as “Series H-2 Preferred Stock”, 104,471,697 shares of Preferred Stock shall be designated as “Series H-3 Preferred Stock” and 79,572,797 shares of Preferred Stock shall be designated as “Series H-4 Preferred Stock”. The powers, preferences, special rights and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).
1.    Dividend Provisions. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of 6% of the applicable Original Issue Price (as defined below) per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Preferred Stock, then held by them; payable when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), calculated on the record date for determination of holders entitled to such dividend. Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock), calculated on the record date for determination of holders entitled to such dividend.

2.    Liquidation.
(a)    Preference. In the event of any Liquidation Transaction, as defined below, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to (A) (i) $2.5656 per share with respect to the Series A Preferred Stock, (ii) $11.2261 per share with respect to the Series B Preferred Stock, (iii) $11.2261 per share with respect to the Series C-l Preferred Stock and Series C-2 Preferred Stock (together, the “Series C Preferred Stock”), (iv) $30.0045 per share with respect to the Series D-l Preferred Stock, (v) $27.0041 per share with respect to the Series D-2 Preferred Stock, (vi) $30.0045 per share with respect to the Series D-3 Preferred Stock (together with the Series D-l Preferred Stock and Series D-2 Preferred Stock, the “Series D Preferred Stock”), (vii) $56.0865 per share with respect to the Series E-l Preferred Stock, (viii) $20.9280 per share with respect to the Series E-2 Preferred Stock, (ix) $56.0865 per share with respect to the Series E-3 Preferred Stock, (x) $50.4779 per share with respect to the Series E-4 Preferred Stock, (xi) $53.2822 per share with respect to the Series E-5 Preferred Stock (together with the Series E-l Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock, the “Series E Preferred Stock”), (xii) $140.9676 per share with respect to the Series F-l Preferred Stock, (xiii) $20.9280 per share with respect to the Series F-2 Preferred Stock (together with the Series F-l Preferred Stock, the “Series F Preferred Stock”), (xiv) $259.1364 per share with respect to the Series G-l Preferred Stock, (xv) $259.1364 per share with respect to the Series G-2 Preferred Stock, (xvi) $20.9280 per share with respect to the Series G-3 Preferred Stock, (xvii) $233.2228 per share with respect to the Series G-4 Preferred Stock (together with the Series G-l Preferred Stock, Series G-2 Preferred Stock and Series G-3 Preferred Stock, the “Series G Preferred Stock”), (xviii) $589.0095 per share with respect to the Series H-l Preferred Stock, (xix) $589.0095 per share with respect to the Series H-2 Preferred Stock, (xx) $20.9280 per share with respect to the Series H-3 Preferred Stock and (xxi) $50.4779 per share with respect to the Series H-4 Preferred Stock (together with the Series H-l Preferred Stock, Series H-2 Preferred Stock and Series H-3 Preferred Stock, the “Series H Preferred Stock”) (in each case as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Preferred Stock, then held by them (as applicable, the “Original Issue Price”), plus (B) any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Article IV(B)2(a).
(b)    Remaining Assets. Upon the completion of the distribution required by Article IV(B)2(a) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.
(c)    Deemed Conversion. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Transaction, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of the applicable series of Common Stock immediately prior to the Liquidation Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of such series of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into the applicable series of Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of the applicable series of Common Stock.
(d)    Certain Acquisitions.
(i)    Deemed Liquidation. For purposes of this Article IV(B)2, a “Liquidation Transaction” shall be deemed to occur if the Corporation shall (I) sell, convey, exclusively license or otherwise dispose of all or substantially all of its assets, property or business, (II) merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Corporation), or (III) effect a liquidation, dissolution or winding up of the Corporation pursuant to the applicable provisions of Section 275 of the DGCL; provided, however that none of the following shall be considered a Liquidation Transaction: (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (B) a bona fide equity financing in which the Corporation is the surviving corporation or (C) a transaction in which the stockholders of the Corporation immediately prior to the transaction have sufficient rights (by law or contract) to elect or designate 50% or more of the directors of the surviving or acquiring entity following the transaction (as appropriately adjusted for any disparate director voting rights). In the event of a Liquidation Transaction pursuant to the provisions of subsection (II) above, all references in this Article IV(B)2 to “assets of the Corporation” shall be deemed instead to refer to the aggregate consideration to be paid to the holders of the Corporation’s capital stock in such merger or consolidation. If any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the applicable merger agreement and/or stock purchase agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with this Article IV(B)(2) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Transaction, and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with this Article IV(B)(2) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article IV(B)2, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Transaction shall be deemed to be Additional Consideration. Nothing in this subsection (i) shall require the distribution to stockholders of anything other than proceeds of such transaction in the event of a merger or consolidation of the Corporation. Notwithstanding the foregoing, the treatment of any transaction as a Liquidation Transaction may be waived by the vote or written consent of the holders of each of (i) a majority of the then outstanding shares of Series A Preferred Stock, Series C-l Preferred Stock, Series D-l Preferred Stock, Series D-2 Preferred Stock, Series E-l Preferred Stock, Series F-l Preferred Stock, Series G-l Preferred Stock and Series H-l Preferred Stock, voting together as a single class on an as-converted basis (the “Preferred Majority”), (ii) the Series C-l Preferred Majority (as defined in the Amended and Restated Investors’ Rights Agreement, dated on or around the date hereof, by and among the Corporation and the other parties thereto, as such agreement may be amended from time to time (the “Investors’ Rights Agreement”)), (iii) with respect to the Series E Preferred Stock only, a majority of the Series E-l Preferred Stock, voting separately as a class on an as-converted basis (the “Series E Preferred Majority”), (iv) with respect to the Series F Preferred Stock only, a majority of the Series F-l Preferred Stock, voting separately as a class on an as-converted basis (the “Series F Preferred Majority”), (v) with respect to the Series G Preferred Stock only, a majority of the Series G-l Preferred Stock, voting separately as a class on an as-converted basis (the “Series G Preferred Majority”) and (vi) with respect to the Series H Preferred Stock only, a majority of the Series H-1 Preferred Stock, voting separately as a class on an as-converted basis (the “Series H Preferred Majority”), (i) through (vi) each voting as a separate class.
(ii)    Valuation of Consideration. In the event of a Liquidation Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities or property shall be valued as determined in good faith by the Board of Directors. Notwithstanding the foregoing, the methods for valuing non-cash consideration to be distributed in connection with a Liquidation Transaction shall, with the appropriate approval by the stockholders under the DGCL of the definitive agreements governing such Liquidation Transaction and Article IV(B)6 below, be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Transaction.
3.    Redemption. The Preferred Stock is not mandatorily redeemable.
4.    Conversion. The holders of shares of Preferred Stock shall be entitled to conversion rights as follows:
(a)    Right to Convert. Subject to Article IV(B)4(c) below, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of (X) Voting Common Stock (as defined below), in the case of Voting Preferred Stock (as defined below), and (Y) N-Class Common Stock (as defined below), in the case of Non-Voting Preferred Stock (as defined below), in each case as is determined by dividing the applicable Original Issue Price (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Preferred Stock) for such series of Preferred Stock, by the Conversion Price applicable to such shares (such quotient is referred to herein as the “Conversion Rate”), determined as hereafter provided, in effect on (i) the date the certificate is surrendered for conversion or (ii) in the case of uncertificated securities, the date the notice of conversion is received by the Corporation. The initial “Conversion Price” per share shall be the Original Issue Price as of the date any shares of the applicable series of Preferred Stock were first issued. Such initial Conversion Price shall be subject to adjustment as set forth in Article IV(B)4(d) below.
(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into such number of shares of Voting Common Stock or N-Class Common Stock, as applicable, equal to the Conversion Rate then in effect for such share immediately upon the earlier of (i) except as provided in Article IV(B)4(c) below, the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate cash proceeds to the Corporation of not less than $ 100,000,000, net of underwriting discounts and commissions, (ii) the Corporation’s completion of a transaction or series of related transactions (by merger, or consolidation, share exchange or otherwise) with a publicly-traded “special purpose acquisition company” or its subsidiary, which does not qualify as a Liquidation Transaction or (iii) the date, or upon the occurrence of an event, specified by vote or written consent of the holders of each of (a) the Preferred Majority, (b) the Series C-l Preferred Majority, (c) a majority of the Series D-l Preferred Stock and Series D-2 Preferred Stock, voting together as a single class on an as-converted basis (the “Series D Preferred Majority”), (d) the Series E Preferred Majority, (e) with respect to the Series F Preferred Stock only, the Series F Preferred Majority, (f) with respect to the Series G Preferred Stock only, the Series G Preferred Majority and (g) with respect to the Series H Preferred Stock only, the Series H Preferred Majority.
(c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock pursuant to Article IV(B)4(a), the holder shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Common Stock are to be issued and, in the case of Preferred Stock represented by a certificate, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates or, upon request in the case of uncertificated securities, a notice of issuance, for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates, or in the case of uncertificated securities, on the date such notice of conversion is received by the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
(d)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:
(i)    Issuance of Additional Stock Below Purchase Price. If the Corporation should issue, at any time after the date upon which any shares of Series H Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for the Preferred Stock in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Article IV(B)4(d)(i), unless otherwise provided in this Article IV(B)4(d)(i).
(A)    Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Article IV(B)4(d)(i), the new Conversion Price for such series shall be determined by multiplying the Conversion Price for such series then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Article IV(B)4(d)(i)(E) below.
(B)    Definition of “Additional Stock”. For purposes of this Article IV(B)4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Article IV(B)4(d)(i)(E) below) by the Corporation after the Purchase Date, other than (each of the following, “Exempted Securities”):
(1)    securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Article IV(B)4(d)(ii) below;
(2)    securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities that were outstanding as of January 30, 2024, including, without limitation, warrants, notes or options, but excluding the Separate Security (as defined in that certain Definition Letter Agreement dated as of January 30, 2024 (as amended from time to time), a copy of which shall be maintained by the Secretary of the Corporation and provided to any stockholder thereof free of charge upon request);
(3)    with respect to the Series E Preferred Stock only, securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities that were either (X) outstanding as of January 27, 2025, or (Y) issuable pursuant to contractual arrangements of the Corporation in effect as of January 27, 2025 including, without limitation, warrants, notes or options;
(4)    with respect to the Series F Preferred Stock only, securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities that were either (X) outstanding as of August 18, 2025, or (Y) issuable pursuant to contractual arrangements of the Corporation in effect as of August 18, 2025 including, without limitation, warrants, notes or options;
(5)    with respect to the Series G Preferred Stock only, securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities that were either (X) outstanding as of January 27, 2026, or (Y) issuable pursuant to contractual arrangements of the Corporation in effect as of January 27, 2026 including, without limitation, warrants, notes or options;
(6)    with respect to the Series H Preferred Stock only, securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities that were either (X) outstanding as of the Purchase Date, or (Y) issuable pursuant to contractual arrangements of the Corporation in effect as of the Purchase Date including, without limitation, warrants, notes or options;
(7)    Common Stock (or options or restricted stock units therefor) issued or issuable to employees, consultants, officers, directors of the Corporation or any of its subsidiaries or other persons performing services for the Corporation or any of its subsidiaries (collectively, “Service Providers”), pursuant to stock option plans or restricted stock plans or agreements approved by the Board of Directors, including, for purposes of any stock option plans or restricted stock plans or agreements approved after the date of this Restated Certificate, the Electing Preferred Director (as defined in that certain Amended and Restated Voting Agreement, dated on or around the date hereof, by and among the Corporation and the other parties thereto, as such agreement may be amended from time to time (the “Voting Agreement”)) (if then seated) (collectively, “Stock Plans”);
(8)    Common Stock issued or issuable by the Corporation to a (A) donor advised fund or (B) 501(c)(3) non-profit organization, a non-U.S. charitable non-profit organization equivalent to a 501(c)(3) non-profit organization or any wholly-owned subsidiary of such entities (any such fund, organization or entity, a “Non-profit” and such shares of Common Stock, the “Incentive Company-Donated Stock”) (i) as part of the Corporation’s Donation Matching Plan pursuant to which current or former Service Providers may donate stock issued by the Corporation under the Stock Plans to Non-profits approved by the Board of Directors with an offer of the Corporation to match (a) each share of stock issued under the Stock Plans (or a share equivalent cash value based on the purchase price paid in a liquidity event for shares of stock issued under the Stock Plans) that is donated by a current or former Service Provider to a Non-profit approved by the Board of Directors; with (b) up to three shares of Incentive Company-Donated Stock to be donated by the Corporation to a Non-profit of the Corporation’s choosing or (ii) as part of any other plans, policies or arrangements approved by the Board of Directors, including the Electing Preferred Director (if then seated);

(9)    Common Stock issued or issuable in a public offering;
(10)    securities issued or issuable in connection with the acquisition by the Corporation of another company or business;
(11)    securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions;
(12)    securities issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (a) joint venture, technology licensing or development activities, (b) distribution, supply or manufacture of the Corporation’s products or services or (c) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors, including the Electing Preferred Director (if then seated);
(13)    Common Stock issued or issuable upon conversion of the Preferred Stock; and
(14)    securities issued or issuable in any other transaction for which exemption from these price-based antidilution provisions is approved before or after issuance of the securities by the affirmative vote of the Preferred Majority, which approval must include (a) the Series C-l Preferred Majority for any transaction that would trigger the price-based antidilution provisions with respect to the Series C-l Preferred Stock, (b) the Series D Preferred Majority for any transaction that would trigger the price-based antidilution provisions with respect to the Series D-l Preferred Stock or Series D-2 Preferred Stock, (c) the Series E Preferred Majority for any transaction that would trigger the price-based antidilution provisions with respect to the Series E-l Preferred Stock, (d) the Series F Preferred Majority for any transaction that would trigger the price-based antidilution provisions with respect to the Series F-l Preferred Stock, (e) the Series G Preferred Majority for any transaction that would trigger the price-based antidilution provisions with respect to the Series G-l Preferred Stock and (f) the Series H Preferred Majority for any transaction that would trigger the price-based antidilution provisions with respect to the Series H-l Preferred Stock.
(C)    No Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D)    Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.
(E)    Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, exercisable or exchangeable into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Article IV(B)4(d)(i):
(1)    The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments and without double counting for cancellation of indebtedness) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Article IV(B)4(d)(i)(D) above).
(2)    In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.
(3)    Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.
(4)    The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV(B)4(d)(i)(D) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV(B)4(d)(i)(E)(2) above or Article IV(B)4(d)(i)(E)(3) above.
(F)    No Increased Conversion Price. Notwithstanding any other provisions of this Article IV(B)4(d)(i), except to the limited extent provided for in Article IV(B)4(d)(i)(E)(2) above and Article IV(B)4(d)(i)(E)(3) above, no adjustment of the Conversion Price pursuant to this Article IV(B)4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
(ii)    Stock Splits and Combinations. In the event the Corporation should at any time after the filing date of this Restated Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, then, as of such record date (or the date of such split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be appropriately proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the number of shares of Common Stock outstanding at any time after the filing date of this Restated Certificate is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination (or the date of such combination if no record date is fixed), the Conversion Price for each series of Preferred Stock that is convertible into Common Stock shall be appropriately proportionally increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.
(iii)    Dividends. In the event the Corporation should at any time after the filing date of this Restated Certificate fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents (such Common Stock Equivalents, if any, “Additional Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Additional Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution if no record date is fixed), the Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be appropriately proportionally decreased by multiplying the Conversion Price then in effect by a fraction:
(A)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and those issuable with respect to such Additional Common Stock Equivalents.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of a series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock or Common Stock Equivalents in a number equal to the number of shares of Common Stock or Common Stock Equivalents as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.
(e)    Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV(B)4(d)(i) or in Article IV(B)4(d)(ii) above, then, in each such case for the purpose of this Article IV(B)4(e), the holders of each series of Preferred Stock that is convertible into Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution (or the date of such distribution if no record date is fixed).
(f)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Article IV(B)2 above or this Article IV(B)4) provision shall be made so that the holders of each series of Preferred Stock that is convertible into Common Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV(B)4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Article IV(B)4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g)    No Fractional Shares and Notices as to Adjustments.
(i)    No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued to a particular stockholder shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, upon demand by the stockholder otherwise entitled to such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.
(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Article IV(B)4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Preferred Stock, furnish or cause to be furnished to such holder a notice setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.
(h)    Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(i)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of each series of Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.
(j)    Notices. Any notice required by the provisions of this Article IV(B)4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or delivered by electronic transmission in accordance with Section 232 of the DGCL to the holder of Preferred Stock using the contact information previously provided by such holder to the Corporation.
5.    Voting Rights and Powers. Except as expressly provided by this Restated Certificate, including to the extent set forth in Article VIII, or as provided by law, the holders of Series A Preferred Stock, Series C-l Preferred Stock, Series D-l Preferred Stock, Series D-2 Preferred Stock, Series E-l Preferred Stock, Series F-l Preferred Stock, Series G-l Preferred Stock and Series H-l Preferred Stock (the “Voting Preferred Stock”) shall be entitled to the same voting rights and powers as the holders of the Voting Common Stock and to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Voting Common Stock and Voting Preferred Stock shall vote together as a single class on all matters. Each holder of Voting Preferred Stock shall be entitled to the number of votes equal to the number of shares of Voting Common Stock into which such shares of Voting Preferred Stock could be converted as of the applicable record date. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole number. The holders of Series B Preferred Stock, Series C-2 Preferred Stock, Series D-3 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series E-5 Preferred Stock, Series F-2 Preferred Stock, Series G-2 Preferred Stock, Series G-3 Preferred Stock, Series G-4 Preferred Stock, Series H-2 Preferred Stock, Series H-3 Preferred Stock and Series H-4 Preferred Stock (the “Non-Voting Preferred Stock”) shall not be entitled to vote generally, and shall have no voting rights, except as specifically set forth in this Restated Certificate or as required by law. Without limiting the foregoing, the holders of Non-Voting Preferred Stock shall have no right to vote in any election of the Board of Directors.
6.    Voting Preferred Stock Protective Provisions. So long as at least 219,006,416 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Voting Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) do any of the following without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Preferred Majority:
(a)    effect a Liquidation Transaction;
(b)    amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation;

(c)    alter or change the powers, rights, preferences, privileges or restrictions of the Preferred Stock;
(d)    increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock or any series thereof;
(e)    increase or decrease (other than by conversion) the total number of authorized shares of Class T Common Stock;
(f)    redeem, purchase or otherwise acquire (or pay into or set aside funds for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, consultants, officers or directors of the Corporation, or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or other events approved by the Board of Directors, including the Electing Preferred Director (if then seated), or through the exercise of any right of first refusal;
(g)    declare or pay a dividend or other distribution with respect to any shares of the Corporation’s capital stock;
(h)    change the number of authorized directors (except to the extent such number automatically changes pursuant to Article VIII(B));
(i)    cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a simple agreement for future tokens, pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens or develop a block-chain based network incorporating tokens; or
(j)    create, or authorize the creation of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to conversion rights, the payment of dividends, and the distribution of assets on the liquidation, dissolution or winding up of the Corporation.
7.    Series B Protective Provisions. So long as at least 35,631,380 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series B Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock, that does not so affect the entire class of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a single class on an as-converted basis.

8.    Series C-l Protective Provisions. So long as at least 13,361,715 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series C-l Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) (i) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C-l Preferred Stock or (ii) increase or decrease the total number of authorized shares of Series C-l Preferred Stock without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Series C-l Preferred Majority.
9.    Series C-2 Protective Provisions. So long as at least 6,680,860 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series C-2 Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C-2 Preferred Stock, that does not so affect the entire class of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Series C-2 Preferred Stock, voting together as a single class on an as-converted basis.
10.    Series D-l and Series D-2 Protective Provisions. So long as at least 12,237,048 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series D-l Preferred Stock and/or Series D-2 Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) (i) amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series D-l Preferred Stock or Series D-2 Preferred Stock or (ii) increase or decrease the total number of authorized shares of Series D-l Preferred Stock or Series D-2 Preferred Stock without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Series D Preferred Majority.
11.    Series D-3 Protective Provisions. So long as at least 12,049,671 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series D-3 Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series D-3 Preferred Stock, that does not so affect the entire class of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Series D-3 Preferred Stock, voting together as a single class on an as-converted basis.
12.    Series E-l Protective Provisions. So long as at least 17,829,599 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series E-l Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) (i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series E-l Preferred Stock, (ii) increase or decrease the total number of authorized shares of Series E-l Preferred Stock, (iii) amend, alter, waive or repeal any provision of this Restated Certificate that pertains to a vote or written consent of the Series E Preferred Majority (including, without limitation, Section 2(d)(i), Section 4(b), Section 4(d)(i)(B)(14)) or (iv) amend, alter, waive or repeal this Section 12, in each case, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Series E Preferred Majority and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect.
13.    Series E-2, Series E-3, Series E-4 and Series E-5 Protective Provisions. So long as at least 159,695,756 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock and/or Series E-5 Preferred Stock (together, the “Non-Voting Series E Preferred Stock”) are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Non-Voting Series E Preferred Stock, that does not so affect the entire class of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Non-Voting Series E Preferred Stock, voting together as a single class on an as-converted basis.
14.    Series F-l Protective Provisions. So long as at least 35,469,142 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series F-l Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) (i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series F-l Preferred Stock, (ii) increase or decrease the total number of authorized shares of Series F-1 Preferred Stock, (iii) amend, alter, waive or repeal any provision of this Restated Certificate that pertains to a vote or written consent of the Series F Preferred Majority (including, without limitation, Section 2(d)(i), Section 4(b), Section 4(d)(i)(B)(14)) or (iv) amend, alter, waive or repeal this Section 14, in each case, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Series F Preferred Majority and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect.
15.    Series F-2 Protective Provisions. So long as at least 10,369,933 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series F-2 Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series F-2 Preferred Stock, that does not so affect the entire class of

Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Series F-2 Preferred Stock, voting together as a single class on an as-converted basis.
16.    Series G-l Protective Provisions. So long as at least 29,907,029 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series G-l Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) (i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series G-l Preferred Stock, (ii) increase or decrease the total number of authorized shares of Series G-l Preferred Stock, (iii) amend, alter, waive or repeal any provision of this Restated Certificate that pertains to a vote or written consent of the Series G Preferred Majority (including, without limitation, Section 2(d)(i), Section 4(b), Section 4(d)(i)(B)(14)) or (iv) amend, alter, waive or repeal this Section 16, in each case, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Series G Preferred Majority and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect.
17.    Series G-2, Series G-3 and Series G-4 Protective Provisions. So long as at least 19,090,450 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series G-2 Preferred Stock, Series G-3 Preferred Stock and/or Series G-4 Preferred Stock (together, the “Non-Voting Series G Preferred Stock”) are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Non-Voting Series G Preferred Stock, that does not so affect the entire class of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Non-Voting Series G Preferred Stock, voting together as a single class on an as-converted basis.
18.    Series H-l Protective Provisions. So long as at least 38,622,229 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series H-l Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation, conversion or otherwise) (i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series H-l Preferred Stock, (ii) increase or decrease the total number of authorized shares of Series H-l Preferred Stock, (iii) amend, alter, waive or repeal any provision of this Restated Certificate that pertains to a vote or written consent of the Series H Preferred Majority (including, without limitation, Section 2(d)(i), Section 4(b), Section 4(d)(i)(B)(14)) or (iv) amend, alter, waive or repeal this Section 18, in each case, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the Series H Preferred Majority and any such act or transaction that has not been approved by such consent or vote prior to such act or transaction being effected shall be null and void ab initio, and of no force or effect.
19.    Series H-2, Series H-3 and Series H-4 Protective Provisions. So long as at least 16,555,149 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series H-2 Preferred Stock, Series H-3 Preferred Stock and/or Series H-4 Preferred Stock (together, the “Non-Voting Series H Preferred Stock”) are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Non-Voting Series H Preferred Stock, that does not so affect the entire class of Preferred Stock, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the then outstanding shares of Non-Voting Series H Preferred Stock, voting together as a single class on an as-converted basis.
20.    Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Article IV(B)4 above hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Corporation shall take all such actions as are necessary to cause this Restated Certificate to be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock and the authorized shares of Preferred Stock.
21.    Waiver of Rights. Except as otherwise set forth in this Restated Certificate, any of the rights, powers, preferences and other terms of a particular series of Preferred Stock set forth herein may be waived (either prospectively or retrospectively) on behalf of all holders of such series of Preferred Stock and with respect to all shares of such series of Preferred Stock by the approval (by vote or written consent, as provided by law) of the Preferred Majority; provided, that, at any time any shares of Series C-l Preferred Stock are issued and outstanding, any of the rights, powers, preferences and other terms of the Series C-l Preferred Stock set forth herein may be waived (either prospectively or retrospectively) on behalf of all holders of Series C-l Preferred Stock only by the affirmative written consent or vote of the Series C-l Preferred Majority.
(C)    Common Stock.
The class of capital stock designated “Common Stock” shall be divided into series as provided herein. 1,099,100,000 shares of Common Stock shall be designated “Voting Common Stock” and 704,400,000 shares of Common Stock shall be designated “N-Class Common Stock”. The powers, preferences, special rights and restrictions granted to and imposed on the class of capital stock designated “Common Stock” are as set forth below in this Article IV(C).
1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Article IV(B)2 above.
3.    Redemption. The Common Stock is not mandatorily redeemable.
4.    Protective Provision. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law, and either prospectively or retrospectively) of the holders of a majority of the outstanding shares of Voting Common Stock, voting as a single class, effect a Liquidation Transaction.
5.    Voting Rights and Powers. Except to the extent set forth in Article VIII, each holder of Voting Common Stock shall be entitled to the right to one vote per share of Voting Common Stock held as of the applicable record date, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law. Each holder of N-Class Common Stock shall not be entitled to vote generally, and shall have no voting rights, except as required by law. Without limiting the foregoing, the holders of N-Class Common Stock shall have no right to vote in any election of the Board of Directors. The number of authorized shares of each of Common Stock, Voting Common Stock or N-Class Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
(D)    Class T Common Stock.
The powers, preferences, special rights and restrictions granted to and imposed on the class of capital stock designated “Class T Common Stock” are as set forth below in this Article IV(D).
1.    Dividend Rights. The holders of shares of Class T Common Stock shall not be entitled to receive dividends.
2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, or the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Article IV(B)2 above, and the holders of Class T Common Stock as such shall not be entitled to any distribution of assets.
3.    Redemption. The Class T Common Stock is not mandatorily redeemable.
4.    Transfer and Conversion.
(a)    A stockholder shall not Transfer any shares of Class T Common Stock unless such Transfer is a Permitted Transfer. Any purported Transfer of shares of Class T

Common Stock in violation of this Article IV(D)4(a) shall be null and void ab initio, and of no force or effect.
(b)    Each share of Class T Common Stock will automatically convert into one fully paid and nonassessable share of Voting Common Stock (i) on the date or the happening of the event specified by the holders of a majority of the then outstanding shares of Class T Common Stock, voting as a separate class, or in an affirmative election, in writing or by electronic transmission, executed by the holders of a majority of the then outstanding shares of Class T Common Stock and (ii) only upon prior approval of (A) the Board of Directors acting pursuant to a resolution adopted by the affirmative vote of directors representing at least 75% of the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships and (B) stockholders of the Corporation representing at least the Transfer Approval Threshold.
(c)    For the purposes of this Restated Certificate:
(i)    “Issuance Time” means such time as the shares of Class T Common Stock are first issued by the Corporation;
(ii)    “Permitted Transfer” of a share of Class T Common Stock means any Transfer that, prior to such Transfer, is approved by (A) the Board of Directors acting pursuant to a resolution adopted by the affirmative vote of directors representing at least 75% of the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships and (B) the stockholders of the Corporation representing at least the Transfer Approval Threshold;
(iii)    “Transfer” of a share of Class T Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise) occurring after the Issuance Time; including, in each case and without limitation, a transfer of a share of Class T Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control over such share by proxy or otherwise; notwithstanding the foregoing, the following will not be considered a “Transfer”: (A) the entry into the Voting Agreement and the performance of any obligations or the taking of any actions thereunder, and (B) the performance of any obligations or the taking of any actions under that certain Trust Agreement of the Anthropic Long-Term Benefit Trust, as such trust agreement may be amended from time to time;
(iv)    “Transfer Approval Threshold” means (1) prior to the date that is the one-year anniversary of the Final Phase-In Date, either (a)(i) a majority of the Voting Common Stock then-outstanding and held by the Founders (as defined in the Voting Agreement), (ii) a majority of the Series A Preferred Stock then-outstanding and (iii) a majority of the voting power of the outstanding Preferred Stock entitled to vote generally (which for the avoidance of doubt shall exclude the Non-Voting Preferred Stock), but excluding the Series A

Preferred Stock or (b) at least seventy-five percent (75%) of the voting power of the then-outstanding shares of the Corporation’s capital stock entitled to vote generally (which for the avoidance of doubt shall exclude the Non-Voting Preferred Stock and any voting power attributable to the Class T Common Stock) and (2) on and following the date that is the one-year anniversary of the Final Phase-In Date, either (x)(i) at least seventy-five percent (75%) of the Voting Common Stock then outstanding and held by the Founders (as defined in the Voting Agreement), (ii) at least fifty percent (50%) of the Series A Preferred Stock then-outstanding and (iii) at least seventy-five percent (75%) of the voting power of the outstanding Preferred Stock entitled to vote generally (which for the avoidance of doubt shall exclude the Non-Voting Preferred Stock), but excluding the Series A Preferred Stock or (y) at least eighty-five (85%) of the voting power of the then-outstanding shares of the Corporation’s capital stock entitled to vote generally (which for the avoidance of doubt shall exclude the Non-Voting Preferred Stock and any voting power attributable to the Class T Common Stock); and
(v)    “Voting Control” means, with respect to a share of Class T Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share, including by proxy, voting agreement or otherwise.
(d)    Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class T Common Stock to Voting Common Stock and the general administration of the Corporation’s capital structure, including the issuance of stock certificates with respect to any shares of capital stock, as it may deem necessary or advisable, and may from time to time request that any holder of shares of Class T Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class T Common Stock and to confirm that a Transfer (other than a Permitted Transfer) has not occurred.
(e)    Effect of Conversion. Upon any conversion of Class T Common Stock to Voting Common Stock in accordance with this Restated Certificate, all rights of the holder of shares of Class T Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Voting Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Voting Common Stock.
5.    Protective Provisions.
(a)    At any time when any shares of Class T Common Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, conversion, recapitalization, reclassification, or otherwise, in one or more transactions or a series of related transactions, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of all of the then-outstanding shares of Class T Common Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    (1) amend, alter or repeal, or adopt any provision of this Restated Certificate that is inconsistent with, this Article IV(D), Article VIII(B)7(i)-(ii) or Article VIII(B)7(iv)-(vii) (including, without limitation, either such Article as renumbered as a result of any amendment, alteration, repeal or adoption of any other provision), or (2) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or special rights of the holders of the Class T Common Stock;
(ii)    amend or alter this Restated Certificate in a manner that would cause the powers and duties conferred or imposed upon the Board of Directors by the DGCL to be exercised or performed by any other person or body or to be otherwise altered, modified or amended; or
(iii)    increase or decrease the authorized number of directors constituting the Board of Directors except for any increase in which at least half or more of such newly created directorships are elected by the holders of record of the Class T Common Stock, exclusively and as a separate class.
(b)    From and after the Second Phase-In Date, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, conversion, recapitalization, reclassification or otherwise, in one or more transactions or a series of related transactions, do any of the following without providing reasonable notice in writing to the holders of the then-outstanding shares of Class T Common Stock at least five (5) calendar days prior to taking such action or authorizing such transaction, and any such act or transaction authorized without providing such notice shall be null and void, and of no force or effect unless such notice is waived in writing by the holders of all of the then-outstanding shares of Class T Common Stock either before or after such action is taken or such transaction is authorized; provided, however, any holder of shares of Class T Common Stock shall be deemed to have waived such notice if such holder does not object to such act or transaction in writing within five (5) calendar days of the time that such holder becomes aware of such act or transaction:
(i)    (1) effect a Liquidation Transaction, (2) transfer control of an AI model exceeding capabilities thresholds to be established by the Corporation’s Board of Directors no later than the Second Phase-In Date, and re-established by the Corporation’s Board of Directors on a quarterly basis thereafter or (3) effect the sale or other transfer of capital stock of the Corporation representing 50% or more of (a) the voting power of the then-outstanding capital stock of the Corporation entitled to vote generally or (b) the economic interest represented by all of the then-outstanding capital stock of the Corporation, or consent to any of the foregoing actions set forth in clauses (l)-(3);
(ii)    create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business);
(iii)    permit the Corporation to (1) apply for or consent to the appointment of a receiver, trustee, custodian, or liquidator of the Corporation or all or substantially all of its property, (2) make an assignment for the benefit of creditors, (3) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency, or other similar law affecting the rights of creditors generally, (4) file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or (5) file an answer admitting the material allegations of a bankruptcy, reorganization, or insolvency petition filed against the Corporation; or
(iv)    permit any direct or indirect subsidiary of the Corporation to take, or agree to take, any of the actions in Article IV(D)5(b)(i)-(iii) (with references therein to the “Corporation” being deemed to mean such direct or indirect subsidiary of the Corporation) in a single transaction or series of related transactions.
6.    No Additional Issuance or Reissuance of Class T Common Stock. No share or shares of Class T Common Stock shall be issued following the Issuance Time without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the holders of all of the then-outstanding shares of Class T Common Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. No shares of Class T Common Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be cancelled, retired, and eliminated from the shares that the Corporation shall be authorized to issue.
7.    Voting Rights and Powers. The holders of Class T Common Stock shall not be entitled to vote generally, and shall have no voting rights, except as specifically set forth in this Restated Certificate (including, for the avoidance of doubt, with respect to the matters set forth in Article IV(D)5 and as provided for in the provisions of Article VIII relating to the election of directors) or as required by law.
ARTICLE V
Except as otherwise set forth herein, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.
ARTICLE VI
Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII
For the avoidance of doubt, distributions by the Corporation may be made without regard to “preferential dividends arrears amount” or any “preferential rights,” as such terms may be used in Section 500 of the California Corporations Code.
ARTICLE VIII
(A)    Board of Directors. Except as otherwise provided in the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute or by this Restated Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
(B)    Board Composition. The total number of authorized directors and the composition of the Board of Directors shall be fixed from time to time as follows:
1.    During the period beginning on March 31, 2023 and ending immediately prior to the First Phase-In Date:
(a)    the total number of authorized directors of the Corporation shall be fixed at four; and
(b)    the holders of record of the Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; the Electing Preferred Holders, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; and the holders of record of the Voting Common Stock (excluding any shares of Voting Common Stock issued upon conversion of Preferred Stock), exclusively and as a separate class, shall be entitled to elect two directors of the Corporation.
2.    During the period beginning on the First Phase-In Date and ending immediately prior to the Second Phase-In Date:
(a)    the total number of authorized directors of the Corporation shall be fixed at five; and
(b)    the holders of record of the Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; the Electing Preferred Holders, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; the holders of record of the Voting Common Stock (excluding any shares of Voting Common Stock issued upon conversion of Preferred Stock), exclusively and as a separate class, shall be entitled to elect two directors of the Corporation; and the Electing Class T Holders, exclusively and as a separate class, shall be entitled to elect one director of the Corporation.

3.    During the period beginning on the Second Phase-In Date and ending immediately prior to the Final Phase-In Date:
(a)    the total number of authorized directors of the Corporation shall be fixed at five; and
(b)    the Electing Preferred Holders, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; the holders of record of the Voting Common Stock (excluding any shares of Voting Common Stock issued upon conversion of Preferred Stock), exclusively and as a separate class, shall be entitled to elect two directors of the Corporation; and the Electing Class T Holders, exclusively and as a separate class, shall be entitled to elect two directors of the Corporation.
4.    During the period beginning on the Final Phase-In Date and ending as of February 11, 2026:
(a)    the total number of authorized directors of the Corporation shall be fixed at five; and
(b)    the Electing Preferred Holders, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; the holders of record of the Voting Common Stock (excluding any shares of Voting Common Stock issued upon conversion of Preferred Stock), exclusively and as a separate class, shall be entitled to elect one director of the Corporation; and the Electing Class T Holders, exclusively and as a separate class, shall be entitled to elect three directors of the Corporation.
5.    From and after February 11, 2026:
(a)    the total number of authorized directors of the Corporation shall be fixed at seven; and
(b)    the Electing Preferred Holders, exclusively and as a separate class, shall be entitled to elect one director of the Corporation; the holders of record of the Voting Common Stock (excluding any shares of Voting Common Stock issued upon conversion of Preferred Stock), exclusively and as a separate class, shall be entitled to elect two directors of the Corporation; and the Electing Class T Holders, exclusively and as a separate class, shall be entitled to elect four directors of the Corporation.
6.    A vacancy or newly created directorship in any directorship elected by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Article VIII(B).
7.    For the purposes of this Restated Certificate:
(i)    “Class T Director” means any director elected by the holders of record of the Class T Common Stock, exclusively and as a separate class; provided,

however, that “Class T Director” shall mean any director elected by the holders of record of the Voting Common Stock if at any time, and for so long as, there are no shares of Class T Common Stock outstanding;
(ii)    “Electing Class T Holders” means the holders of record of the Class T Common Stock; provided, however, that “Electing Class T Holders” shall mean the holders of record of a majority of the voting power of the outstanding Voting Common Stock if at any time, and for so long as, there are no shares of Class T Common Stock outstanding;
(iii)    “Electing Preferred Holders” means the holders of record of a majority of the voting power of the outstanding Preferred Stock entitled to vote generally (which for the avoidance of doubt shall exclude the Non-Voting Preferred Stock), but excluding the Series A Preferred Stock (the “Senior Voting Preferred Stock”); provided, however, that “Electing Preferred Holders” shall mean the holders of record of a majority of the voting power of the outstanding Voting Common Stock if at any time, and for so long as, there are no shares of Senior Voting Preferred Stock outstanding;
(iv)    “Final Phase-In Date” means the earlier to occur of (I) the close of business on May 24, 2027 or (II) eight months following the date on which the Board of Directors determines that the Corporation has achieved $6 billion in Total Funds Raised;
(v)    “First Phase-In Date” means September 6, 2023;
(vi)    “Second Phase-In Date” means the earlier to occur of (I) the close of business on May 24, 2026 or (II) four months following the date on which the Board of Directors determines that the Corporation has achieved $5 billion in Total Funds Raised; and
(vii)    “Total Funds Raised” means the aggregate proceeds to the Corporation raised pursuant to one or more bona fide transactions or series of transactions with the principal purpose of raising capital, pursuant to which the Corporation sells shares of its capital stock (or securities convertible or exchangeable for shares of its capital stock, including without limitation warrants, convertible promissory notes and simple agreements for future equity), as determined in good faith by the Board of Directors.
8.    Director Removal. Any director elected as provided in Article VIII(B) may be removed at any time without cause by the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors given either at a meeting of such stockholders duly called or pursuant to a written consent of stockholders. Any director may be removed at any time for cause as provided by law.
(C)    Action by the Board of Directors. Except as expressly provided herein, each director of the Corporation shall be entitled to one (1) vote on all matters presented to the Board of Directors for approval at any meeting of the Board of Directors, or for action to be taken by written consent without a meeting. If at any time the vote of the Board of Directors with respect to a matter is tied (a “Deadlocked Matter”) and the Chief Executive Officer of the Corporation is then serving as a director (the “CEO Director”), the CEO Director shall be entitled to an additional vote for the purpose of deciding the Deadlocked Matter (a “Deadlock Vote”) (and every reference in this Restated Certificate or in the Bylaws of the Corporation to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors), except with respect to any vote as to which the CEO Director is not disinterested or has a conflict of interest, in which such case the CEO Director shall not have a Deadlock Vote.
ARTICLE IX
(A)    To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation. Any disinterested failure to satisfy § 365 of the DGCL shall not, for the purposes of § 102(b)(7) or § 145 of Title 8 of the DGCL, constitute an act or omission not in good faith, or a breach of the duty of loyalty.
(B)    The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
(C)    Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of the Corporation’s Restated Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE X
The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries or (B) any holder of Preferred Stock or Class T Common Stock or any partner, member, director, stockholder, employee, trustee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
ARTICLE XI
The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Restated Certificate, the affirmative vote of stockholders of the Corporation representing at least the Transfer Approval Threshold shall be required to amend or repeal Article IV(D)4 or this Article XI or adopt any provision inconsistent therewith.
Notwithstanding anything in this Restated Certificate to the contrary, but in addition to any other vote that may be required by this Restated Certificate, any action by the Board of Directors in respect of the adoption of any amendment, alteration or repeal of Article IV(D)4 or this Article XI or the adoption of any provision inconsistent therewith shall require the affirmative vote of directors representing at least 75% of the Whole Board. “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.
ARTICLE XII
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding asserting a claim on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, stockholder, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Restated Certificate or Bylaws, (D) any action or proceeding asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, or (E) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
ARTICLE XIII
If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (A) the validity, legality, and enforceability of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any section of this Restated Certificate containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (B) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (C) to the fullest extent possible, the provisions of this Restated Certificate (including, without limitation, each portion of any section of this Restated Certificate containing any such provision held to be invalid, illegal, or unenforceable, that is not itself invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
*         *         *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.
Executed on May 27, 2026.

/s/ Dario Amodei
Dario Amodei, Chief Executive Officer
SIGNATURE PAGE TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ANTHROPIC, PBC
A DELAWARE PUBLIC BENEFIT CORPORATION
Anthropic, PBC, a public benefit corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:
FIRST: The name of the corporation is Anthropic, PBC (the “Corporation”), and the Corporation was originally incorporated pursuant to the DGCL on January 26, 2021.
SECOND: This Certificate of Amendment (this “Certificate of Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) was duly adopted in accordance with Section 242 of the DGCL and has been duly approved by the written consent of the required number of shares of outstanding stock of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.
THIRD: Article IV(A) of the Restated Certificate is hereby amended and restated in its entirety to read in full as follows:
“Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, “Participating Common Stock”, “Class T Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 19,075,440,653 shares, each with a par value of $0.00001 per share. 18,035,000,000 shares shall be Participating Common Stock, one (1) share shall be Class T Common Stock, and 1,040,440,652 shares shall be Preferred Stock.
Immediately upon the effectiveness of the Certificate of Amendment to the Restated Certificate inserting this paragraph (the “Effective Time”), each one thousand (1,000) shares of Class T Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be combined and changed into one (1) share of Class T Common Stock (the “Reverse Stock Split”). Each certificate that, immediately prior to the Effective Time, represented shares of Class T Common Stock shall thereafter be deemed to represent that number of shares of Class T Common Stock into which the shares of Class T Common Stock represented by such certificate shall have been combined and changed pursuant to the Reverse Stock Split, automatically and without the need for surrender or exchange thereof.”
FOURTH: Clause (i) of Article IV(B)4(b) of the Restated Certificate is hereby amended and restated in its entirety to read in full as follows:
“(i) immediately prior to the closing of the Corporation’s sale of its capital stock in a firm commitment underwritten public offering pursuant to a registration statement under the

Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate cash proceeds to the Corporation of not less than $100,000,000, net of underwriting discounts and commissions,”
FIFTH: The first paragraph of Article IV(C) of the Restated Certificate is hereby amended and restated in its entirety to read in full as follows:
“The class of capital stock designated “Participating Common Stock” shall be divided into series as provided herein. 10,906,111,730 shares of Participating Common Stock shall be designated “Class A Common Stock” and 7,128,888,270 shares of Participating Common Stock shall be designated “Class N Common Stock”. The powers, preferences, special rights and restrictions granted to and imposed on the class of capital stock designated “Participating Common Stock” are as set forth below in this Article IV(C). All references to “Common Stock” in the Restated Certificate shall be deemed to refer to Participating Common Stock, all references to “Voting Common Stock” in the Restated Certificate shall be deemed to refer to Class A Common Stock and all references to “N-Class Common Stock” in the Restated Certificate shall be deemed to refer to Class N Common Stock.”
SIXTH: The following paragraphs are hereby inserted as the second and third paragraphs of Article IV(C) of the Restated Certificate:
“Immediately upon the Effective Time, (i) each one (1) share of the Corporation’s Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be redesignated as Participating Common Stock, (ii) each one (1) share of the Corporation’s Voting Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Existing Voting Common Stock”) shall, automatically and without further action by any stockholder, be redesignated as, and shall be subdivided and changed into ten (10) shares of, Class A Common Stock and (iii) each one (1) share of the Corporation’s N-Class Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Existing N-Class Common Stock”) shall, automatically and without further action by any stockholder, be redesignated as, and shall be subdivided and changed into ten (10) shares of, Class N Common Stock ((ii) and (iii), collectively, the “Redesignation and Forward Stock Split”).
Each certificate that, immediately prior to the Effective Time, represented shares of Existing Voting Common Stock shall thereafter be deemed to represent that number of shares of Class A Common Stock into which the shares of Existing Voting Common Stock represented by such certificate shall have been redesignated, subdivided and changed pursuant to the Redesignation and Forward Stock Split, automatically and without the need for surrender or exchange thereof. Each certificate that, immediately prior to the Effective Time, represented shares of Existing N-Class Common Stock shall thereafter be deemed to represent that number of shares of Class N Common Stock into which the shares of Existing N-Class Common Stock represented by such certificate shall have been redesignated, subdivided and changed pursuant to the Redesignation and

Forward Stock Split, automatically and without the need for surrender or exchange thereof.”
SEVENTH: All other provisions of the Restated Certificate, as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Certificate of Amendment has been signed on September 17, 2026.

By:	/s/ Dario Amodei
Name:	Dario Amodei
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ANTHROPIC, PBC
A DELAWARE PUBLIC BENEFIT CORPORATION
Anthropic, PBC, a public benefit corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:
FIRST: The name of the corporation is Anthropic, PBC (the “Corporation”), and the Corporation was originally incorporated pursuant to the DGCL on January 26, 2021.
SECOND: This Certificate of Amendment (this “Certificate of Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) was duly adopted in accordance with Section 242 of the DGCL and has been duly approved by the written consent of the required number of shares of outstanding stock of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.
THIRD: The first paragraph of Article IV(A) of the Restated Certificate is hereby amended and restated in its entirety to read in full as follows:
“Classes of Stock. The Corporation is authorized to issue three classes of stock to be designated, respectively, “Participating Common Stock”, “Class T Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 19,922,281,613 shares, each with a par value of $0.00001 per share. 18,881,840,960 shares shall be Participating Common Stock, one (1) share shall be Class T Common Stock, and 1,040,440,652 shares shall be Preferred Stock.”
FOURTH: The first paragraph of Article IV(C) of the Restated Certificate is hereby amended and restated in its entirety to read in full as follows:
“The class of capital stock designated “Participating Common Stock” shall be divided into series as provided herein. 10,906,111,730 shares of Participating Common Stock shall be designated “Class A Common Stock” and 7,975,729,230 shares of Participating Common Stock shall be designated “Class N Common Stock”. The powers, preferences, special rights and restrictions granted to and imposed on the class of capital stock designated “Participating Common Stock” are as set forth below in this Article IV(C). All references to “Common Stock” in the Restated Certificate shall be deemed to refer to Participating Common Stock, all references to “Voting Common Stock” in the Restated Certificate shall be deemed to refer to Class A Common Stock and all references to “N-Class Common Stock” in the Restated Certificate shall be deemed to refer to Class N Common Stock.”

FIFTH: All other provisions of the Restated Certificate, as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

IN WITNESS WHEREOF, this Certificate of Amendment has been signed on October 23, 2026.

By:	/s/ Dario Amodei
Name:	Dario Amodei
Title:	Chief Executive Officer